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                                                                    EXHIBIT 23.C

                        CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts", the "Summary Selected Financial Information", the "Selected Financial Information" and to the use of our reports dated (i) May 1, 1998, with respect to the combined financial statements of Macklowe Organization Predecessor, (ii) May 11, 1998, with respect to the balance sheet of Macklowe Properties, Inc., (iii) April 22, 1998, with respect to the statement of revenues and certain expenses of 150 Fifth Avenue, (iv) April 2, 1998, with respect to the statement of revenues and certain expenses of 400 Madison Avenue, (v) March 17, 1998, with respect to the statement of revenues and certain expenses of 342 Madison Avenue and (vi) May 6, 1998, with respect to the combined statement of revenues and certain expenses of 16-18 East 53rd Street, all of which are included in the Registration Statement (Form S-11) of Macklowe Properties, Inc. dated May 14, 1998.

                                          /s/ Ernst & Young LLP

New York, New York
May 14, 1998

                                      23-C